EXHIBIT 99.2

Citigroup Inc.
SGD 590,000,000 4.980% Senior Notes due June 2013
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Singapore Dollars ("SGD")
3.	Nominal Amount:	SGD 590,000,000
4.	Issue Price:	100.00%
5.	Specified Denominations:	SGD 250,000 and integral multiples of SGD 10,000 in excess thereof.
6.	Issue Date:	20 June 2008
7.	Maturity Date:	20 June 2013
8.	Interest Basis:	The Notes will bear interest payable semi-annually in arrears at a fixed rate of interest from and including the Issue Date to but excluding the Maturity Date
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST PAYABLE
11.	Fixed Rate Note Provisions:	Applicable
	(i)Rate of Interest:	4.980% per annum payable semi-annually in arrears
	(ii)Interest Payment Dates:	20 June and 20 December in each year from, and including, 20 December 2008 to and including the Maturity Date, subject to adjustment in accordance with the Modified Following Business Day Convention
	(iii)Fixed Coupon Amount:	SGD 249 per SGD 10,000 principal amount
	(iv)Day Count Fraction:	Actual/365 Fixed (unadjusted)

PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable upon event of default or redemption for tax reasons

GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes
15.	Financial Centers for Payment Dates:	London, New York and Singapore
16.	Redenomination, renominalisation and reconventioning provisions:	Applicable
17.	Consolidation provisions:	Applicable in the event of re-opening

DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
19.	Listing:	Singapore Stock Exchange
20.	Additional selling restrictions:	Limited to institutional and sophisticated investors under Section 274 and/or 275 of the Securities and Futures Act 2001.

OPERATIONAL INFORMATION
ISIN Code:	XS0371091777
Common Code:	037109177